UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO		45206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As a result of a change in the capitalization of the Company resulting from the special $9.50 per share dividend to be paid on September 14, 2012, the Compensation Committee of the Company’s Board of Directors, as provided for in Section 4.4 of the Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”), took action on August 22, 2012 to adjust downward the stock option exercise prices for outstanding options issued under the 2003 Plan by $9.50 for each option issued under the 2003 Plan, effective September 17, 2012.

As an example, for an option that was issued on June 7, 2005 with an exercise price of $24.30, the reset exercise price will be $14.80 on September 17, 2012.

Outstanding stock options issued under the Amended and Restated 1993 Stock Option Plan (the “1993 Plan”) are not affected by this action as the 1993 Plan does not require or provide for such an action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC. (registrant)

DATE August 23, 2012

	BY	/s/ Mark R. Lanning
Mark R. Lanning Vice President-Finance, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer